UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT:

February 23, 2004

(Date of earliest event reported)

SYNOPSYS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-19807	56-1546236
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California

(Address of principal executive offices)

94043

(Zip Code)

(650) 584-5000

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On February 23, 2004, Synopsys, Inc., a Delaware corporation (“Synopsys”), Mountain Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Synopsys (“Acquisition Sub”), and Monolithic System Technology, Inc., a Delaware corporation (“MoSys”), entered into a definitive Agreement and Plan of Merger and Reorganization (the “Reorganization Agreement”) which contemplates the acquisition by Synopsys, through Acquisition Sub, of all of the outstanding common stock of MoSys in a two-step transaction comprised of a combination cash and stock exchange offer for all of the issued and outstanding shares of MoSys common stock for consideration valued at an aggregate of $13.50 per share of MoSys common stock (the “Offer”), followed by a merger of Acquisition Sub with and into MoSys (the “Merger”). In the Offer, each share of MoSys common stock validly tendered (and not withdrawn) would be converted into a combination of $6.75 in cash and a fraction of a share of Synopsys common stock having a value of $6.75 based on a formula set forth in the Reorganization Agreement. Synopsys has the right, at any time through the date two business days prior to the expiration date of the Offer (as it may be extended from time to time), to convert the Offer into an all-cash tender offer, in which case each share of MoSys common stock would be converted into $13.50 in cash. On February 23, 2004, Synopsys and MoSys issued a joint press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Reorganization Agreement.

The Reorganization Agreement provides that Acquisition Sub will commence the Offer as promptly as reasonably practicable after the date of the Reorganization Agreement. The obligation of Acquisition Sub to accept for exchange and deliver consideration for shares of MoSys common stock validly tendered in the Offer (and not withdrawn) is subject to the conditions set forth in Exhibit B to the Reorganization Agreement.

The Reorganization Agreement further provides that following the successful completion of the Offer (and if necessary the adoption of the Merger Agreement by the holders of a majority of MoSys’ outstanding shares), and provided that there is no injunction or other order preventing the consummation of the Merger and no legal requirement that makes consummation of the Merger illegal, Acquisition Sub will be merged with and into MoSys, and MoSys will become a wholly-owned subsidiary of Synopsys. Upon consummation of the Merger, each then-outstanding share of MoSys common stock will be converted into the same combination of cash and stock of Synopsys (or cash only, if Synopsys shall have previously elected to convert the Offer into an all-cash tender offer) as was applicable in the Offer.

The summary of the Reorganization Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Reorganization Agreement attached hereto as Exhibit 2.1.

In order to induce Synopsys to enter into the Reorganization Agreement, certain of MoSys’ directors and executive officers and certain additional stockholders of MoSys collectively owning approximately 29% of the outstanding shares of MoSys’ common stock have entered into stockholder agreements with Synopsys and Acquisition Sub pursuant to which such persons have agreed, in their respective capacities as stockholders of MoSys, to tender all of their shares of MoSys common stock, as well as any additional shares of MoSys common stock which they may acquire (pursuant to MoSys stock options or otherwise), to Acquisition Sub in the Offer. The parties to those stockholder agreements have also agreed to vote all of their shares of MoSys common stock in favor of the Merger, the execution and delivery by MoSys of the Reorganization Agreement and the adoption of the Reorganization Agreement.

The summary of the stockholder agreements in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the form of stockholder agreement attached hereto as Exhibit 2.2.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number		Description

2.1		Agreement and Plan of Merger and Reorganization, dated as of February 23, 2004, by and among Synopsys, Inc., Mountain Acquisition Sub, Inc., a wholly-owned subsidiary of Synopsys, Inc., and Monolithic System Technology, Inc.

2.2		Form of Stockholder Agreement

99.1	*	Joint Press Release, issued by Synopsys, Inc. and Monolithic System Technology, Inc., on February 23, 2004

*	Incorporated by reference to the filing made by Synopsys, Inc., under Rule 425 on February 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.
(registrant)

/s/ TED W. CHAN
Ted W. Chan Assistant Secretary

Date: February 26, 2004

Exhibits

Exhibit Number		Description

2.1		Agreement and Plan of Merger and Reorganization, dated as of February 23, 2004, by and among Synopsys, Inc., Mountain Acquisition Sub, Inc., a wholly-owned subsidiary of Synopsys, Inc., and Monolithic System Technology, Inc.

2.2		Form of Stockholder Agreement

99.1	*	Joint Press Release, issued by Synopsys, Inc. and Monolithic System Technology, Inc., on February 23, 2004

*	Incorporated by reference to the filing made by Synopsys, Inc., under Rule 425 on February 24, 2004